                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

     ----------------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 8, 2002


                           ENCORE MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        000-26538                                         65-0572565
(Commission File Number)                       (IRS Employer Identification No.)


    9800 Metric Blvd., Austin, Texas                         78758
(Address of principal executive offices)                   (Zip Code)


                                 (512) 832-9500
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

      ---------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 8, 2002, Encore Medical Corporation, a Delaware corporation (the "Company"), acquired 56,269 shares of Class A Common Stock and 2,296,307 shares of Class B Common Stock of Chattanooga Group, Inc., a Delaware corporation ("Chattanooga"), such shares constituting all of the issued and outstanding shares of capital stock of Chattanooga (the "Acquisition"), pursuant to a Stock Purchase Agreement dated as of November 28, 2001, as amended by letter agreement dated December 26, 2001 (the "Stock Purchase Agreement"), by and between the Company, as purchaser, and Richard T. Niner and Robert W. Cruickshank, as trustees of and on behalf of the Robert McNeil, Jr. 1983 Trust, Chatt Investment L.P., a Delaware limited partnership, Paul D. Chapman, Scott A. Klosterman, David C. Linville, Charles M. Thomas and certain other shareholders of Chattanooga (collectively, the "Sellers"). The Stock Purchase Agreement is set forth in Exhibit 2.1 to this Form 8-K and is incorporated herein in its entirety by reference in response to this Item. The descriptions of the terms and provisions of the Stock Purchase Agreement and all other documents described herein are summaries only, and are qualified in their entirety by reference to such documents.

     The Company paid a cash purchase price of $31,500,000 for the Acquisition. This price is subject to adjustment based on the increase, if any, in the net worth of Chattanooga between October 1, 2001 and February 8, 2002. In addition, the Company paid off the outstanding balances on the following debts of Chattanooga at the closing of the Acquisition: (a) a term loan of $211,653 payable to Wachovia National Bank, (b) a term loan of $2,798,430 payable to Wachovia National Bank, (c) a term loan of $655,889 payable to the McNeil Trust, and (d) five promissory notes in the aggregate principal amount of $1,109,984 payable to Robert L. McNeil, Jr. (d/b/a the Evergreen Company).

     In order to finance the Acquisition, the Company and its subsidiaries entered into a Credit Agreement (the "Credit Agreement") dated as of February 8, 2002 with Bank of America, National Association, as agent, and the lenders signatory thereto, and promissory notes in the aggregate amount of $30,000,000, pursuant to the Credit Agreement. The Credit Agreement is set forth in
Exhibit 10.1 to this Form 8-K and is incorporated herein in its entirety by reference in response to this Item. The Company and its subsidiaries executed various security documents in order to secure the financing under the Credit Agreement, including security agreements, a mortgage, guaranty agreements, a copyright security agreement, patent security agreements, trademark security agreements and various Uniform Commercial Code financing statements. As of February 8, 2002, the Company had borrowed approximately $17,050,000 under the Credit Agreement, with the availability of approximately an additional $2,750,000 to borrow for working capital and general corporate purposes.

     Further, in order to finance the Acquisition, the Company and its subsidiaries entered into a Note and Equity Purchase Agreement (the "Note Agreement") dated as of February 8, 2002 with CapitalSource Finance LLC, as agent and purchaser ("CapitalSource"), pursuant to which the Company sold $24,000,000 in senior subordinated notes to CapitalSource. The Note Agreement is set forth in Exhibit
10.3 to this Form 8-K and is incorporated herein in its entirety by reference to this Item. The Company and its subsidiaries executed various security documents in order to secure the financing under the Note Agreement, including security agreements, a mortgage, guaranty agreements, a copyright security agreement, patent security agreements, trademark security agreements and various Uniform Commercial Code financing statements.

     The security interests created by the security documents executed pursuant to the Note Agreement are junior and subordinate to the security interests created by the security documents executed pursuant to the Credit Agreement. Also, pursuant to the terms of the Note Agreement, the Company issued a warrant to CapitalSource Holdings LLC (a related entity to CapitalSource), pursuant to which CapitalSource Holdings LLC has the right to acquire for a period of five years up to an aggregate of 2,198,614 shares of common stock of the Company (the "Warrants") (constituting 8.25% of the issued and outstanding common stock (calculated on a fully diluted, as converted basis determined using the treasury stock method) of the Company as of February 8, 2002). The number of shares of common stock that may be acquired under the Warrant is initially 2,150,000. In the event that the Company obtains the approval of its stockholders, as is required in order to comply with NASDAQ Marketplace Rule 4350(i)(1)(D), prior to July 1, 2002, the number of shares that may be acquired under the Warrant will be increased to 2,198,614. If that approval is not obtained, then the Company would be obligated to pay CapitalSource a fee equal to the greater of (i) $324,255.38 and (ii) the product of 48,614 multiplied by the per share fair market value of the Company's common stock as of July 1, 2002.

     Under the Note Agreement, if the Company generates certain amounts of earnings before interest, taxes, depreciation and amortization, then the Company would have the right, commencing on March 31, 2003 and ending on August 15, 2003, to prepay without penalty up to $6,000,000 aggregate principal amount of the senior subordinated notes. If the Company exercises this right, then a pro-rata portion of the Warrants (the "Conveyed Warrants") would be conveyed by CapitalSource to the Galen Entities (as defined below). In the event the Company does not choose to exercise this right, then three related entities, Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (collectively, the "Galen Entities"), have agreed to purchase the amount of senior subordinated notes that the Company has the right to prepay. The Galen Entities beneficially own approximately 60% of the outstanding shares of common stock of the Company according to the Schedule 13D filed by the Galen Entities on June 20, 2001. In the event the Galen Entities purchase any senior subordinated notes from CapitalSource, then upon such purchase, (a) those notes will automatically convert into additional shares of the Company's Series A Preferred Stock at a conversion price equal to the lower of (i) $150 per share or (ii) 50 times the greater of (x) $1 or (y) the trailing ten-day average closing price of the Company's common stock on the date of conversion, and (b) a pro-rata portion of the Warrants will also be conveyed by CapitalSource Holdings LLC to the Galen Entities. The Galen Entities and CapitalSource have entered into an agreement (the "CapitalSource/Galen Agreement") to evidence the foregoing obligations. As an inducement for the Galen Entities to enter into the

     CapitalSource/Galen Agreement, the Company granted the Galen Entities options dated as of February 8, 2002 (the "Option Agreements") to acquire up to that number of shares of Company common stock with a value equal to $6,000,000 at an exercise price equal to the greater of $3.50 per share or one-half of the trailing ten-day average closing price of the Company's common stock on the date of exercise. If the Galen Entities choose to exercise their rights under the Option Agreements, then any Conveyed Warrants will automatically be terminated. Conversely, if the Galen Entities choose to exercise any Conveyed Warrants, then the Option Agreements will automatically be terminated. The Option Agreements will otherwise automatically terminate on the earlier of (i) the 30th day following the date the Galen Entities are no longer obligated to purchase any senior subordinated notes under the CapitalSource/Galen Agreement, (ii) the date the Galen Entities acquire any senior subordinated notes or (iii) August 15, 2003. The Option Agreements are set forth in Exhibit 99.1 to this Form 8-K and are incorporated herein in their entirety by reference to this Item.

     There are no material relationships between the Sellers and the Company, the Company's affiliates, directors, or officers, or any associate of the Company's directors or officers.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired

          It is impracticable for the Company to provide the required financial statements at the date hereof. The Company will file the required financial statements as soon as practicable, but no later than 60 days after the date that this Current Report on Form 8-K was required to be filed.

     (b)  Pro Forma Financial Information

          It is impracticable for the Company to provide the required pro forma financial information at the date hereof. The Company will file the required pro forma financial information as soon as practicable, but no later than 60 days after the date that this Current Report on Form 8-K was required to be filed.

     (c)  Exhibits

         Exhibit No.    Description                                        Page
         -----------    -----------                                        ----

              2.1       Stock Purchase Agreement dated as of November         7
                        28, 2001 by and among Encore Medical Corporation, Richard T. Niner and Robert Cruickshank as
                        Trustees of and on behalf of the Robert
                        McNeil, Jr. 1983 Trust, Chatt Investment L.P.,
                        Paul D. Chapman, Scott A. Klosterman,
                        David C. Linville, Charles M. Thomas and certain other shareholders thereto.

                    The schedules and exhibits to the foregoing acquisition agreement have not been filed as exhibits to this Form 8-K. Pursuant to Item 601(b)(2) of Regulation S-K, Encore Medical Corporation agrees to furnish a copy of such schedules and exhibits to the Securities and Exchange Commission upon request.

         10.1       Credit Agreement dated as of February 8, 2002 by        74
                    and among Encore Medical Corporation, its Subsidiaries signatory thereto, Bank of America, National Association, as Agent, and the Lenders signatory thereto.

         10.2 Promissory Notes payable to Bank of America, National 225 Association, as Agent, and the Lenders, dated as of February 8, 2002 in the aggregate amount of $30,000,000.

         10.3       Note and Equity Purchase Agreement dated as of         237
                    February 8, 2002 by and among Encore Medical
                    Corporation, its Subsidiaries signatory thereto, and CapitalSource Finance LLC, as Agent and Purchaser.

         10.4       Senior Subordinated Notes dated as of February 8,      337
                    2002 in the aggregate amount of $24,000,000

         10.5       Warrant dated as of February 8, 2002 by and between    355
                    Encore Medical Corporation and CapitalSource
                    Holdings LLC.

         10.6       Investor Rights Agreement dated as of February 8,      369
                    2002 by and between Encore Medical Corporation and CapitalSource Holdings LLC.

         10.7       Amendment No. 1 to Investor Rights Agreement dated     392
                    as of February 8, 2002 by and between Encore Medical Corporation and the holders of the Company's Series A Preferred Stock

         99.1       Options dated February 8, 2002 issued to Galen         396
                    Partners III, L.P., Galen Partners International
                    III, L.P. and Galen Employee Fund, L.P.

         99.2       Press Release of the Company dated February 11, 2002.  417

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 25, 2002           ENCORE MEDICAL CORPORATION



                                   By /s/ Harry L. Zimmerman
                                      -------------------------------
                                      Harry L. Zimmerman
                                      Executive Vice President - General Counsel